UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2009

BioForce Nanosciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51074	74-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Golden Aspen Drive, Suite 101

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 233-8333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 2, 2009 we received a notice of default, dated January 26, 2009, from the Iowa Department of Economic Development related to our Community Economic Betterment Account (CEBA) Royalty Agreement dated July 10, 2001, under which we received the sum of $100,000 from IDED.  That agreement calls for us to make royalty payments to IDED in the amount of one half percent of our prior year gross revenues on June 1st and December 1st of each year until such time as a total repayment of $200,000 has been made.

The notice of default relates to unpaid royalties in the amount of $11,250.30, and gives us until February 26, 2009 to cure the default.  If the default is not cured within thirty days of the date of IDED’s notice to us, IDED could require immediate repayment of the full amount due under the royalty agreement.

We are in discussions with IDED staff members regarding resolution of this matter.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Letter from the Iowa Department of Economic Development to BioForce Nanosciences, Inc. dated January 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForce Nanosciences Holdings, Inc.

By:	/s/ Gregory D. Brown
Gregory D. Brown
Chief Financial Officer

Date:  February 6, 2009